UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/17/2008

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously announced on April 15, 2008, the Board of Directors (the "Board") of News Corporation (the "Company") approved the elimination of the Company's classified board structure, and approved, subject to approval by the Company's Class B common stockholders, an amendment to the Company's Restated Certificate of Incorporation to eliminate the classified board structure and to allow for the annual election of directors beginning at the Company's 2008 annual meeting of stockholders (the "Charter Amendment"). On April 15, 2008, the Board also approved an amendment to the Company's (the "By-Law Amendment") to make corresponding changes to reflect the Charter Amendment, subject to and effective upon stockholder approval of the Charter Amendment.

At the Company's 2008 annual meeting of stockholders held on October 17, 2008, the Company's Class B common stockholders approved the Charter Amendment. The Charter Amendment became effective upon the Company's filing of a Certificate of Amendment with the Secretary of State of Delaware on October 17, 2008, and consequently, each of the directors elected at the 2008 Annual Meeting shall serve until the Company's 2009 annual meeting of stockholders or until his or her successor is duly elected and qualified.

A copy of the Charter Amendment and the By-Law Amendment are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number                 Description

3.1                Restated Certificate of Incorporation of News Corporation.

3.2                Amended and Restated By-Laws of News Corporation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: October 17, 2008	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Exhibit Index

Exhibit No.	Description
EX-3.1	Restated Certificate of Incorporation of News Corporation.
EX-3.2	Amended and Restated By-Laws of News Corporation.